Exhibit (e)(13)

CONFIDENTIALITY AGREEMENT

EXECUTION COPY

Harris Williams & Co. (“HW&Co.”)

1001 Haxall Point, 9th Floor

Richmond, Virginia 23219

Ladies and Gentlemen:

You have agreed to discuss with Sterling Fund Management, LLC (“us” or “we” or “our” or “Sterling”) a negotiated transaction (a “Transaction”) involving Innotrac Corporation (the “Company”). As a condition to such discussions, you and the Company have required that we agree to keep strictly confidential all information conveyed to us in whatever form, whether written or oral, regarding the Company and to refrain from using the same except as provided in this letter agreement (“Agreement”).

This Agreement confirms our agreement with you and the Company to retain in strict confidence all information (written or oral) conveyed to us by you, the Company or your or the Company’s respective Representatives (as defined below) relating to the Company, its business or its Affiliates (as defined below), including all notes, analyses, compilations, forecasts, studies, presentations or other documents furnished to us or any of our Representatives, or prepared by us based on information furnished to us or our Representatives, by you, the Company or your or the Company’s respective Representatives, that contain or reflect such information (the “Confidential Information”), unless such information (i) is already in our possession from a source other than the Company or any of its Representatives, or becomes available to us or our Representatives on a nonconfidential basis from a source other than you, the Company or your or the Company’s respective Representatives, provided in any case that such information is not known by us to be subject to any other obligation of confidentiality or restriction on use pursuant to any contractual, legal, fiduciary or other obligation, or (ii) was or becomes generally available to the public without breach of this Agreement by us or our Representatives. “Representatives” with respect to any person means such person’s Affiliates and such person’s and its Affiliates’ directors, officers, employees and agents (including attorneys, accountants, consultants, lenders and similar advisers) and will be further defined with respect to our Representatives only to the extent that such parties receive Confidential Information. “Affiliates” with respect to any person means other persons who control, are controlled by, or are under common control with, the first person, including parent companies, subsidiaries and sister companies; provided however, that with respect to Sterling Fund Management, LLC, “Affiliates” shall not include portfolio companies of its private equity funds unless such portfolio companies (i) receive Confidential Information or (ii) act at the direction of or with encouragement from Sterling Fund Management, LLC. or any of its other Representatives with respect to any matters contemplated hereby.

We will use the Confidential Information only in connection with our consideration of whether to pursue a Transaction and will not use it for any other purpose whatsoever or disclose it to others, except that we shall have the right to communicate the Confidential Information to such of our Representatives who are required by their duties to have knowledge thereof in order to evaluate the Transaction, provided that each such person is informed that such Confidential Information is strictly confidential and subject to this Agreement and agrees not to disclose or use such Confidential Information except as provided herein. We agree to take all reasonable measures to restrain our Representatives from prohibited or unauthorized disclosure or use of the Confidential Information. We acknowledge and agree that the provision of the Confidential Information does not constitute a license to us or our Representatives to use the Confidential Information for any purpose other than those expressly provided in this Agreement. We hereby agree that we will be liable for any breach of this Agreement by any of our Representatives. Neither we nor our Representatives will disclose the existence of this Agreement, the fact that the Confidential Information has been made available or that discussions or negotiations are taking place concerning a Transaction or any of the terms, conditions or other facts with respect thereto (including the status thereof).

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We hereby acknowledge that we are aware, and that we will advise our Representatives who are informed as to the matters which are the subject of this Agreement, that U.S. securities laws may prohibit any person who has received from an issuer such as the Company material, non-public information concerning the matters which are the subject of this Agreement from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

All of our and our Representatives’ (i) communications regarding a Transaction, (ii) requests for additional information, (iii) requests for facility tours or management meetings and (iv) questions regarding procedure must be directed to you. We will not contact any stockholder, director, officer, employee or agent of the Company or its Affiliates, or any customer, supplier or other person having a business relationship with the Company or its Affiliates, regarding the Company, its Affiliates, the Company’s assets, business, operations, personnel, prospects or finances, the Confidential Information or a Transaction, except with the prior written permission of the Company.

We acknowledge (i) that neither HW&Co., the Company, nor any of their respective Representatives has made or is making, (ii) that the Confidential Information does not constitute, and (iii) that we are not relying on, any representation or warranty, express or implied, regarding the accuracy or completeness of the Confidential Information, including without limitation any projections, estimates, budgets or information relating to the assets, liabilities, results of operations, condition (financial or otherwise), customers, suppliers or employees of the Company, and neither HW&Co., the Company nor any of their Representatives shall have any liability to us or any of our Representatives relating to or resulting from the use of the Confidential Information. The only representations and warranties on which we may rely will be those, if any, expressly set forth in a definitive agreement between the Company and us with respect to a Transaction, and then only to the extent provided in such agreement. We understand that the Company shall have the right in its sole discretion to determine what Confidential Information to make available to us and reserves the right to adopt additional specific procedures to protect the confidentiality of certain sensitive Confidential Information.

The Company may, in its sole discretion, reject any and all proposals made by us or on our behalf with regard to a Transaction and terminate discussions and negotiations with us at any time and for any or no reason. We acknowledge that (i) you and the Company shall conduct the process for a Transaction and you and the Company shall determine the form, manner and timing of all negotiations concerning a Transaction or any transaction with a third party (including, without limitation, negotiating with any prospective buyer and entering into definitive agreements without prior notice to us or any other person), (ii) any procedures relating to a Transaction may be changed at any time without notice to us or any other person, (iii) the Company shall have the right, in its sole discretion, to reject or accept any potential buyer, proposal or offer, and to terminate any discussions and negotiations, at any time and for any or no reason, (iv) neither us nor any of our Representatives shall have any claims whatsoever against the Company or HW&Co. or any of their respective Affiliates or Representatives arising out of or relating to such actions and (v) neither us nor any of our Representatives shall challenge any transaction between the Company and a third party on the ground that any such action or inaction was wrongful, discriminatory, unfair or otherwise violated any duty owed us or any of our Representatives, and we hereby release the Company, HW&Co. and their respective Representatives from any claim arising from the foregoing.

In the event that we or any of our Representatives is requested or required by any governmental authority, to disclose any Confidential Information, we will (to the extent permitted by law or legal ruling) give the Company prompt written notice of such request or requirement so that the Company may seek an appropriate order or other remedy protecting the Confidential Information from disclosure, and we will fully cooperate with the Company (at the Company’s expense) to obtain such protective order or other remedy. In the event that a protective order or other remedy is not obtained or the Company waives its right to seek such an order or other remedy, we (or our Representatives to whom such request is directed) may furnish only that portion of the Confidential Information which we (or such Representatives) are legally required to disclose, provided that (to the extent permitted by law or legal ruling) we give the Company written notice of the information to be disclosed as far in advance of its disclosure as practicable and use our best efforts (at the Company’s expense) to obtain assurances that confidential treatment will be accorded to such information.

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We agree that unless and until a definitive agreement is executed between us and the Company that the Company has no legal obligation of any kind whatsoever with respect to a Transaction by virtue of this Agreement or otherwise. If we determine not to proceed with a Transaction, we will promptly notify you or the Company of such decision. In that event, or if at any time you or the Company so requests, we agree to return to you or destroy (and certify in writing that we have done so) immediately upon request all Confidential Information together with all copies thereof in our possession or to which we have access, provided however that notwithstanding the foregoing nothing in this Agreement shall require the alteration, modification, deletion or destruction of back-up tapes or other media made in the ordinary course of business, nor restrict us or our Representatives from retaining copies of the Confidential Information for legal archival purposes to evidence compliance with the terms of this Agreement or otherwise for legal compliance or regulatory purposes. Notwithstanding any termination of discussions concerning a Transaction and the retention, return or destruction of the Confidential Information, we and our Representatives will continue to be bound by our obligations of nondisclosure and restrictions on use of the Confidential Information and all of the other obligations hereunder.

For a period of eighteen months from the date of this Agreement, neither we nor our Affiliates will employ, solicit or divert any (i) senior management employee of the Company or (ii) any other Company employee with whom we have non-incidental direct contact and about whom we first become aware during our evaluation of a Transaction without the written consent of the Company, provided that we may engage in general solicitations of employment through advertisements or third party recruiters who are not specifically directed to target such employees of the Company, and provided further that we shall not be restricted from hiring any such employees who respond to any such general solicitation or third party recruiter, or who contact us of their own accord.

We agree that, for a period of one year from the date of this Agreement, neither we nor any of our Affiliates will (and neither we nor they will assist or encourage others to), without the prior written consent of the Company, directly or indirectly: (i) acquire or agree, offer, seek or propose to acquire, or cause to be acquired or borrowed, by purchase, loan or otherwise, ownership (including, without limitation, beneficial ownership as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of voting securities or direct or indirect rights or options to acquire or vote any voting securities of the Company, any material portion of the assets or businesses of the Company or any subsidiary or any bank debt, claims or other obligations of the Company or its subsidiaries or any rights or options to acquire such ownership (including from a third party); (ii) seek or propose to influence or control the management or policies of the Company or to obtain representation on the Company’s Board of Directors, or solicit, or participate in the solicitation of, any proxies or consents with respect to any securities of the Company, or make any public announcement with respect to any of the foregoing; (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or its voting securities or material assets; (iv) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or otherwise form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in connection with any of the foregoing; (v) seek or request permission or participate in any effort to do any of the foregoing or make or seek permission to make any public announcement with respect to the foregoing; or (vi) request the Company or any of its Representatives, publicly or privately, to amend or waive any provision of this paragraph. We will promptly advise the Company of any inquiry or proposal made to us with respect to any of the foregoing. Notwithstanding the foregoing, acquisition of the Company's securities solely for investment purposes in any amounts aggregating less than 1% of outstanding shares shall not be prohibited hereby. Notwithstanding the foregoing, nothing in this paragraph shall limit the ability of either party to make oral or written proposals to the other party regarding a Transaction (up until the time the Company enters into a definitive agreement with respect to a Transaction) so long as public disclosure of any such proposal is not then required by applicable law or requirement of an securities exchange on which the Company’s voting securities are listed and so long as the party making such proposal does not make any public disclosure with respect thereto.

We represent that neither we nor any of our Affiliates has entered into any agreement or understanding with any person with respect to a Transaction . We agree that without the prior written consent of the Company, neither we nor any of our Affiliates will enter into any discussions, negotiations, agreements or understandings with any person with respect to a Transaction . Furthermore, we will not enter into any agreement, arrangement or any other understanding, whether written or oral, with any potential financing source or sources that may reasonably be expected to limit, restrict, restrain, otherwise impair in any manner, directly or indirectly, the ability of such financing source or sources to provide financing or other assistance to any other party in a Transaction.

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In addition, nothing in this Agreement shall restrict or otherwise limit (i) us from sharing any Confidential Information with any of our Representatives or (ii) any of our Representatives from participating in the evaluation, negotiation or consummation of a Transaction on our behalf, provided we comply with the requirements of this Agreement.

We agree that neither the Company nor you will be obligated to pay any fees on our behalf to any broker, finders, attorneys, advisors or other parties claiming to represent us. Without limiting the generality of the nondisclosure obligations contained herein, it is further understood that we are strictly prohibited by this Agreement from acting as a broker or an agent or otherwise using any of the Confidential Information provided us for the benefit of any third party. In considering a Transaction and reviewing the information, we are acting solely on our own behalf and not as part of a group with any third parties. We will not, directly or indirectly, enter into any agreement, arrangement or understanding, or any discussions that may lead to the same with any person regarding a possible transaction involving the Company.

The Company acknowledges and recognizes that Sterling, its members and Affiliates are engaged in making private equity and venture capital investments and/or holding equity or debt securities in entities (“Portfolio Companies”) which (a) may or may not be competing with, directly or indirectly, the Company, and/or (b) which may involve offering or developing similar or competing technologies, products or services to those offered by the Company (such entities described in subsection (a) or (b), “Competing Companies”); therefore, the Company agrees and recognizes that nothing herein shall prevent, deter, limit or hinder, in any way, Sterling, its members or Affiliates from being involved in, investing in or entering into discussions, relationships or agreements with or concerning Competing Companies. The Company acknowledges and recognizes that Portfolio Companies, their directors, officers, employees, representatives, agents and Affiliates, may be Competing Companies, are not our Representatives hereunder and shall not be subject, directly or indirectly, to the provisions hereof applicable to “Representatives”, unless (i) they receive Confidential Information or (ii) such Portfolio Company or their directors, officers, employees, representatives, agents or Affiliates act at our direction of in breach of any matters contemplated hereby. Furthermore, the Company acknowledges that Sterling employees and professional advisors serve as directors or employees of Portfolio Companies, and such Portfolio Companies will not be deemed to have received Confidential Information or be deemed to be acting at our direction solely due to the dual role of any such employee and professional advisors so long as (i) such employee or professional advisor does not provide any Confidential Information to the other directors, officers, employees or agents of such Portfolio Companies and (ii) such Portfolio Company and its other directors, officers, employees or agents do not act at our direction in breach of any matters contemplated hereby.

We agree that money damages might not be a sufficient remedy for any breach of this Agreement by us or our Representatives and, in addition to all other remedies available under applicable law, the Company shall be entitled to seek specific performance and to injunctive or other equitable relief as a remedy for any such breach. In the event of litigation relating to this Agreement, the non-prevailing party will reimburse the prevailing party for its costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with such litigation.

No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and signed by the Company and us. No failure or delay by a party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement. The undersigned is duly authorized to bind us to this Agreement. The disclosure pursuant to this Agreement of Confidential Information which is protected by attorney-client privilege or confidentiality shall not be deemed to waive such privilege or confidentiality to the fullest extent permitted by law.

This Agreement and any dispute arising hereunder or in connection with the matters contemplated hereby, whether in contract, tort or otherwise, shall be governed in all respects by the internal laws of the State of Georgia, without giving effect to Georgia principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. In the event of any litigation arising hereunder or in connection with the matters contemplated hereby, each party agrees to submit to the non-exclusive jurisdiction of courts of the State of Georgia and of the United States located in the County of Fulton.

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The obligations under this Agreement will terminate two years from the date hereof, except (i) where otherwise stated as a shorter term and (ii) for Confidential Information which constitutes “trade secrets” under applicable law, with respect to which our obligations of confidentiality and use shall continue without termination.

Acknowledged and agreed to as of the date below written:

STERLING FUND MANAGEMENT, LLC

By:	/s/ M. Avi Epstein

Name: M. Avi Epstein

Title: General Counsel

Date: 7-26-13

Confirmed and agreed to:

INNOTRAC CORPORATION

By:	/s/ Scott Dorfman

Name: Scott Dorfman

Title: CEO/President

Date: 8-9-13

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